                                                               EXHIBIT 4(c)(7)



                                SECOND AMENDMENT
                                       TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT


     This SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT ("Second Amendment") is made as of this 28th day of April, 2000 by and among Credit Acceptance Corporation, a Michigan corporation ("Company"), the Permitted Borrowers signatory hereto (each, a "Permitted Borrower" and collectively, the "Permitted Borrowers"), Comerica Bank and the other banks signatory hereto (individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as agent for the Banks (in such capacity, "Agent").


                                    RECITALS

     A. Company, Permitted Borrowers, Agent and the Banks entered into that certain Third Amended and Restated Credit Agreement dated as of June 15, 1999 and a First Amendment dated as of December 10, 1999 (collectively, the "Credit Agreement") under which the Banks renewed and extended (or committed to extend) credit to the Company and the Permitted Borrowers, as set forth therein.

     B. The Company and the Permitted Borrowers have requested that Agent and the Banks agree to a further amendment to the Credit Agreement and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this Second Amendment.

     NOW, THEREFORE, Company, Permitted Borrowers, Agent and the Banks agree:

     l. The definition of Consolidated Tangible Net Worth in Section 1 of the Credit Agreement is hereby amended and restated in its entirety as set forth below, effective as of December 10, 1999:

                    "Consolidated Tangible Net Worth" shall mean the total
               preferred shareholders' investment and common shareholders' investment (common stock, paid in capital and retained earnings) as computed under GAAP, less assets properly classified as intangible assets according to GAAP, but excluding from the determination thereof, without duplication, any excess servicing asset resulting from the transfer, pursuant to a Permitted Securitization, of Advances to Dealers, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances to Dealers) or Leases (whether assigned outright or related to Leased Vehicles)."

     2. Sections 7.5 and 7.6 of the Credit Agreement are amended, effective as of December 10, 1999, to change the word "excluding" (in the parenthetical phrase in the second line of each such section) to the word "including".


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                                                               EXHIBIT 4(c)(7)



     3. This Second Amendment shall become effective, according to the terms and as of the date hereof, upon satisfaction by the Company and the Permitted Borrowers, on or before May 1, 2000, of the following conditions:

          (a) Agent shall have received counterpart originals of this Second Amendment, in each case duly executed and delivered by Company, the Permitted Borrowers and the requisite Banks, in form satisfactory to Agent and the Banks;

          (b) Agent shall have received from the Company and each of the Permitted Borrowers a certification (i) that all necessary actions have been taken by such parties to authorize execution and delivery of this Second Amendment, supported by such resolutions or other evidence of corporate authority or action as reasonably required by Agent and the Majority Banks and that no consents or other authorizations of any third parties are required in connection therewith; and (ii) that, after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing on the proposed effective date of the Second Amendment;

          (c) Agent shall have received, with a copy for each of the Banks, amendments to the Senior Debt Documents executed and delivered by the Company and the requisite holders of the Senior Debt, such amendments to be in form and substance satisfactory to the Agent and the Majority Banks; and

          If the foregoing conditions have not been satisfied or waived on or before May 1, 2000, this Second Amendment shall lapse and be of no further force and effect.

     4. Each of the Company and the Permitted Borrowers ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.22, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement.

     5. Except as specifically set forth above, this Second Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

     6. Unless otherwise defined to the contrary herein, all capitalized terms used in this Second Amendment shall have the meaning set forth in the Credit Agreement.


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                                                               EXHIBIT 4(c)(7)


     7. This Second Amendment may be executed in counterpart in accordance with Section 13.10 of the Credit Agreement.

     8. Comerica Bank - Canada having been designated by Comerica Bank, in its capacity as swing line bank (and as a Bank) under the Credit Agreement to fund Comerica Bank's advances in $C pursuant to Section 11.12 of the Credit Agreement, has executed this Second Amendment to evidence its approval of the terms and conditions thereof.

     9. This Second Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]


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                                                               EXHIBIT 4(c)(7)


     WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK, as Agent                     CREDIT ACCEPTANCE CORPORATION

By: /S/ SCOTTIE S. KNIGHT                   By: /S/ BRETT A. ROBERTS
   ------------------------                    -----------------------
    Name: Scottie S. Knight                     Name: Brett A. Roberts
    Its:  Vice President                        Its:  Co-President
One Detroit Center
500 Woodward Avenue
Detroit, Michigan 48226
Attention: Michael P. Stapleton

COMERICA BANK - CANADA                      CREDIT ACCEPTANCE CORPORATION
                                            UK LIMITED

By: /S/ SCOTTIE S. KNIGHT                   By: /S/ BRETT A. ROBERTS
   ------------------------                    -----------------------
    Name: Scottie S. Knight                     Name: Brett A. Roberts
    Its:  Vice President                        Its:  Co-President

                                            CAC OF CANADA LIMITED

                                            By: /S/ BRETT A. ROBERTS
                                               -----------------------
                                                Name: Brett A. Roberts
                                                Its:  Co-President

                                            CREDIT ACCEPTANCE CORPORATION
                                            IRELAND LIMITED

                                            By: /S/ BRETT A. ROBERTS
                                               -----------------------
                                                Name: Brett A. Roberts
                                                Its:  Co-President


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                                                               EXHIBIT 4(c)(7)



BANKS:                             COMERICA BANK

                                   By: /S/ SCOTTIE S. KNIGHT
                                      ------------------------
                                       Name: Scottie S. Knight
                                       Its:  Vice President

                                   LASALLE BANK NATIONAL ASSOCIATION

                                   By: /S/ LISA MUN
                                      --------------------------------
                                       Name: Lisa Mun
                                       Its:  Assistant Vice President

                                   HARRIS TRUST AND SAVINGS BANK

                                   By: /S/ MICHAEL CAMELI
                                      ---------------------
                                       Name: Michael Cameli
                                       Its:  Vice President

                                   NATIONAL CITY BANK OF MINNEAPOLIS

                                   By: /S/ STEVEN R. BERGLUND
                                      -------------------------------
                                       Name: Steven R Berglund
                                       Its:  Assistant Vice President

                                   BANK OF AMERICA, N.A.

                                   By: /S/ ELIZABETH KURLECZ
                                      ------------------------
                                       Name: Elizabeth Kurlecz
                                       Its:  Managing Director

                                   THE BANK OF NOVA SCOTIA

                                   By: /S/ J. ERIC BERGREN
                                      ---------------------------
                                       Name: J. Eric Bergren
                                       Its:  Relationship Manager



                                                              Signature Page For
                                                            CAC Second Amendment